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                                                                     EXHIBIT 5.1






                                  July 27, 2001


PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 3000
Lafayette, Louisiana 70508

Ladies and Gentlemen:

         We have acted as counsel for PetroQuest Energy, Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-3 (File No. 333-63920) filed on June 27, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (as amended, the "Registration Statement"), relating to (i) senior or subordinated debt securities of the Company ("Debt Securities"), (ii) shares of preferred stock, par value $.001 per share, of the Company ("Preferred Stock"), (iii) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"), (iv) shares of common stock, par value $.001 per share, of the Company ("Common Stock"), and (v) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Common Stock or other securities (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to herein as the "Securities"), to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100,000,000.

         We have examined (i) the Certificate of Incorporation and Bylaws of the Company (together, the "Charter Documents"), (ii) the form of the Indenture to be filed as Exhibit 4.3 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Senior Debt Indenture"), pursuant to which senior Debt Securities may be issued, (iii) the form of the Indenture to be filed as Exhibit 4.4 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Subordinated Debt Indenture"), pursuant to which subordinated Debt Securities may be issued, and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed. In connection with this opinion, we have assumed, with your approval, that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will





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PetroQuest Energy, Inc.
July 27, 2001
Page 2


have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance. No opinion is expressed herein as to any matter governed by any law other than the laws of the State of Texas, the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, each as in effect on the date hereof.

         Based upon our examination as aforesaid and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

         3. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, including the adoption of a resolution pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, and to approve the issuance thereof and





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PetroQuest Energy, Inc.
July 27, 2001
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                  the terms of the offering thereof and related matters, and a
                  Certificate of Designations relating to such Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         4. With respect to Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and the action with respect to the Preferred Stock underlying such Depositary Shares referred to in clauses (i) and (ii) of paragraph 3 above has been taken; (ii) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company; (iii) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements; and (iv) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be duly authorized and validly issued.

         5. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture and any applicable Supplemental Indenture relating thereto have been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the





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PetroQuest Energy, Inc.
July 27, 2001
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                  issuance thereof and the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and any applicable Supplemental Indenture relating thereto and either
                  (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or
                  (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture and any applicable Supplemental Indenture PetroQuest Energy, Inc. related thereto have been duly authorized and validly executed and delivered by each of the parties thereto;
                  (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and any applicable Supplemental Indenture relating thereto and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or





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PetroQuest Energy, Inc.
July 27, 2001
Page 5

                  other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         7. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in each of the Prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,



                                                     /s/ PORTER & HEDGES, L.L.P.

                                                     PORTER & HEDGES, L.L.P.